                                                                      EXHIBIT 10

                              CONSULTING AGREEMENT
                              --------------------

     This Consulting Agreement (the "Agreement") is made as of March 1, 2002, between Leggett & Platt, Incorporated (the "Company") and Bob L. Gaddy (the "Consultant").

                                    RECITALS
                                    --------

A. The Company desires Consultant to perform consulting services and Consultant desires to perform such services. The term "Company" also includes subsidiaries and affiliates of the Company.

B. The Company and Consultant entered into a Revised Employment Agreement, effective May 10, 1997 (the "Employment Agreement"). On February 28, 2002, Consultant resigned as an employee of the Company.

                                    AGREEMENT
                                    ---------

     NOW THEREFORE, for good and valuable consideration, the Company and Consultant agree as follows:

     1.   Consulting Term. Beginning on March 1, 2002 and ending May 13, 2003,
          ---------------
Consultant will act as a consultant to the Company.

     2.   Duties. Consultant will assist the Company by providing business
          ------
advice and guidance within Consultant's expertise as the Company may reasonably request. Consultant will devote up to 30 hours per week to his duties under this Agreement. Consultant's services will be carried out primarily in or near Fayetteville, Arkansas. Any travel will be at times and places reasonably agreed to between the parties.

     3.   Compensation and Expenses. The Company will pay Consultant at a rate
          -------------------------
of $31,625 per month, prorated for any fractional period. The payments will be made promptly after the end of each month.

     The parties recognize that Consultant will incur expenses in connection with his duties hereunder that would not be covered under the Company's policy for reimbursing expenses by consultants. Accordingly, the Company will pay Consultant $25,000 promptly after this Agreement is signed to cover any and all such expenses. In addition, the Company will reimburse Consultant for reasonable expenses (e.g., travel and lodging) incurred in the performance of his duties hereunder in accordance with Company policy.

     4.   Benefits Under Employment Agreement. Except as otherwise provided
          -----------------------------------
below, all rights and benefits of Consultant under the Employment Agreement are terminated and the Company will have no further obligation or liability to Consultant related to his employment with the Company.

          (a)  L&P Management Incentive Bonus. Consultant shall be entitled to
               ------------------------------
               earn a prorated incentive bonus for 2002 of up to 40% of his annual salary, based on an employment termination date of February 28, 2002. Such bonus will be calculated and paid in accordance with the Company's Key

               Management Incentive Compensation Plan. Payment of such bonus, if earned, will be made by February 28, 2003.

          (b)  Pace Incentive Bonus. The Company will pay Consultant by June 30,
               --------------------
               2002 any amounts accrued on his behalf under the Pace Industries, Inc. Revised and Restated Employee Incentive Compensation Plan (currently estimated at $69,520).

          (c)  Options. Schedule A lists all of the options to purchase Company
               -------
               common stock held by Consultant. All of such options will be exercisable and will expire as indicated on Schedule A.

          (d)  Other Benefits. Consultant will receive a distribution of the
               --------------
               benefits listed on Schedule B that accrued during his employment with the Company. In addition, if permitted by the terms of a Company benefit plan, Consultant may, at his own expense, continue to participate in such benefit plan (e.g., Voluntary Cancer Policy, COBRA payment for health insurance).

     5.   Confidential Information. During the term of this Agreement and for a
          ------------------------
period of two (2) years thereafter, Consultant shall not disclose to any person any confidential information obtained by him with respect to any operations, customers, procedures, investments or other financial matters of the Company.

     6.   Miscellaneous
          -------------

          (a)  Early Termination. The Company may terminate this Agreement
               -----------------
               earlier upon (i) the death of Consultant, (ii) the Consultant's inability or failure to perform his duties hereunder, or (iii) a for "Cause" event as defined in Section 3(c) of the Employment Agreement.

          (a)  Governing Law. This Agreement will be governed by Missouri law.
               -------------

          (b)  Entire Agreement. This Agreement contains all of the
               ----------------
               understandings of the parties with respect to Consultant's services to the Company and supersedes all employment agreements between the Consultant and the Company. It may not be changed orally, but only by agreement signed by each party.

           Signed and entered into as of the date first above written.

CONSULTANT                                  LEGGETT & PLATT, INCORPORATED

/s/ BOB L. GADDY                            By: /s/ FELIX E. WRIGHT
---------------------------                     --------------------------------
Bob L. Gaddy                                        Felix E. Wright
                                                    President and Chief
                                                    Executive Officer

                                                                      Schedule A
                                                                      ----------

                             BOB GADDY STOCK OPTIONS
                             -----------------------

----------------------------------------------------------------------------------------------------------
      Grant         Expiration         Options        Option             Options                Options
      Date             Date            Granted         Price           Outstanding            Exercisable
----------------------------------------------------------------------------------------------------------
      5/13/1996      5/13/2003         188,590         13.69              88,590                  88,590     current

      5/13/1996      5/13/2003          21,912         13.69              21,912                  21,912     current

      5/13/1996      5/13/2003          35,000         13.69              35,000                  25,000     current
                                                                                                   5,000   5/12/2002
                                                                                                   5,000   5/13/2003

      4/12/1999      5/31/2002          35,400         20.00              35,400 (1)              23,600     current

       1/2/2001      2/28/2003          13,000         17.69              13,000 (2)                   0     current
                                                                                                   4,333    7/2/2002

      12/3/2001      12/2/2016           5,467          4.32               5,467 (3)                   0     current
                                                                                                   5,467   12/3/2002

---------------------------------------------------------------------------------------------------------
 Totals                                299,369                           199,369                 178,902
---------------------------------------------------------------------------------------------------------


      (1) 11,800 shares will not become exercisable before the Expiration Date.
      (2) 8,666 shares will not become exercisable before the Expiration Date.
      (3) Calculated as follows:

             Compensation deferred:
             ----------------------
             Salary                      $64,223
             Mgmt. Incentive             $16,925
             Pre-tax benefits            $  (758)
                                         -------
                                         $80,390

             Options granted:
             ----------------


                                  80,390              * 1.176   = 5,467
                           ---------------------                  -----
                           21.61 - (21.61 * 20%)

                               BOB GADDY BENEFITS                     Schedule B
                               ------------------                     ----------


------------------------------------------------------------------------
                                            Benefit Payable (Est.)
                Program                         Cash          Stock
------------------------------------------------------------------------

Pace 401(k)                                 $34,357 (1)
Executive Stock Purchase Program (ESPP)     $     1 (2)      5,404
Executive Stock Unit Program (ESUP)                            187 (3)
Stock Award Program                         $ 5,295 (4)      7,596

------------------------------------------------------------------------
Totals                                      $39,653         13,187 (5)
------------------------------------------------------------------------

(1)  To be made in lump sum distribution
(2)  Cash balance remaining in account will be refunded.
(3) Stock units will be converted to common stock. Shares will be determined based on FMV of stock on distribution date. Payment is subject to income tax withholding at distribution.
(4)  Amounts accrued for dividends and interest will be paid in cash.
(5)  The totals in the stock column include the year-end stock match.